Eradicating Viral Diseases May 2014 Marcum conference, New York City Eugene Seymour, MD, MPH Chief Executive Officer “ nanoviricide ” is a registered trademark of NanoViricides, Inc. © All rights reserved - NanoViricides, Inc.

Disclosure- Forward-Looking Statements

NanoViricides, Inc. is a publicly traded company (stock symbol: **NNVC, NYSE MKT.**) This is not an offering memorandum and should not be construed as such. It is provided as a non-confidential document for informational purposes only.

NanoViricides, Inc.(www.nanoviricides.com) is a development stage company that is creating special purpose nanomaterials for anti-viral therapeutics. The Company's novel nanoviricide® class of drug candidates are designed to specifically attack enveloped virus particles and to dismantle them. The Company is developing drugs against a number of viral diseases including all forms of influenza A (pandemic, epidemic, seasonal Influenza, bird flu; H1N1 "swine flu", H3N2, H7N9, H5N1 bird flu, etc.), HIV, EKC, Herpes "cold sores" and genital Herpes, Hepatitis C, Rabies, Dengue fever, and Ebola virus, among others.

This document contains forward-looking statements that reflect the current expectation of NanoViricides, Inc. (the "Company") regarding future events. Actual events could differ materially and substantially from those projected herein and depend on a number of factors. Certain statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and that could, and likely will, materially affect actual results, levels of activity, performance or achievements.

The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Important factors that could cause actual results to differ materially from the company's expectations include, but are not limited to, those factors that are disclosed under the heading "Risk Factors" and elsewhere in documents filed by the Company from time to time with the U.S. Securities and Exchange Commission and other regulatory authorities.

Although it is not possible to predict or identify all such factors, they may include the following: demonstration and proof-of-principle in preclinical trials that a nanoviricide is safe and effective; successful development of our product candidates; our ability to raise additional financing when needed; our ability to seek and obtain regulatory approvals, including with respect to the indications we are seeking; the successful commercialization of our product candidates; and market acceptance of our products.

NanoViricides

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Company designs and builds nanoviricides™ nanoviricides are designed to destroy viruses These nanoviricides work on the principle of “ biomimicry ” Rapid nanoviricide creation against new viruses Potential cures for a wide range of viral diseases NanoViricides Inc. addresses a >$50B market A novel disruptive technology 3 Overview

MERS Corona Virus

nanoviricide effect on a CytomegaloVirus (CMV) 5 Control Treated Intact cytomegalic virus containing multiple capsids and a surrounding envelope with attachment proteins on its surface Envelope of Virus Capsids Attachment Proteins This is a cytomegalic virus being destroyed by a nanoviricide. The envelope of the virus has been breached and the capsids containing the genetic material are seen spilling out. A weakly effective ligand was employed to capture this intermediate state. With a stronger ligand, only capsids were visible in the EM

NANOVIRICIDE TARGET CELL RECEPTOR PROTEINS Alveolus ATTACHMENT PROTEINS ON VIRUS SURFACE 6 nanoviricide mimicking target cell of virus

A single nanoviricide may be capable of completely engulfing a virus particle Nanomicelles self - assemble during production A single chain micelle shown for convenience (illustration not to scale) A nanoviricide binds to a virus particle. Bound nanoviricide continuing encapsulation of virus particle A virus particle being completely encapsulated by a nanoviricide prior to complete destruction of the envelope resulting in harmless release of the capsid containing the genomic material #2 #1 #3 7 A nanoviricide® in action at - a - glance Attach Encapsulate Destroy

Hours of survival after lethal influenza injection 8 FluCide™ Preclinical Results – Survival

>1,000 - fold Lung Viral Load Reduction in IV FluCide™ Treated Animals <2 - fold reduction with Oseltamivir in this study 4.5 Days (108h) Post - Infection 9 FluCide™ Preclinical Results – Viral Load

10 2 FluCide™ Dosage Forms Oral unit - dose twist - top aseptic package oral FluCide oral FluCide oral FluCide >300,000 hospitalized patients with influenza in the US alone every year 30 - 60M Influenza cases per year in the US annually Billions of cases world - wide in a pandemic

Historical Precedents

Revolutionary advances in prevention and treatment of infectious diseases over the past 200 years

Edward Jenner and smallpox vaccination	**18th Century**
Joseph Lister and the concept of antisepsis	**19th Century**
Alexander Fleming et al, discovery of penicillin	**20th Century**
NanoViricides' invention of virus-destroying drug creation platform	**21st Century**

Before penicillin, we only had sulfa, which merely suppressed but did not destroy the bacteria

Before nanoviricides, we only had drugs like Tamiflu and AIDS cocktails, which merely suppressed but did not destroy the virus

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More than eighty patents issued to date in 28 countries, including the U.S., Australia, Japan, China, the Philippines, and all of Africa >100 countries expected to approve patent applications by the end of 2014/15 NanoViricides has exclusive worldwide licenses to the platform technology All Patents to date Issued as “ first - in - class ” with no existing prior art, showcasing the Company ’ s leadership position in this field Nanoviricides drugs themselves are also separately patentable We will file these patents in the future to maximize patent life 12 Global “ First - in - Class ” Intellectual Property

The U.S. FDA and the European Medicines Agency recently granted “ orphan drug ” designation to DengueCide™, the NanoViricides drug for Dengue Fever and Dengue Hemorrhagic Fever NanoViricides was granted an early pre - IND meeting by the US FDA, held in March 2012, for FluCide™, our drug candidate for all forms of influenza A An early meeting was granted in recognition of our advanced technology 13 Regulatory Recognition

UC Berkeley, School of Public Health LSU School of Veterinary Medicine US Centers for Disease Control and Prevention US Army Med Research Institute for Infectious Diseases Walter Reed Army Institute of Medical Research Public Health England 14 Past and present Partners and Collaborators Biologics Consulting Group (BCG, FDA regulatory consultants) BASi (GLP safety/toxicology studies) Feinstein Institute of Medical Research Southern Research Institute National Institute of Hygiene and Epidemiology, Republic of Vietnam Australian Biologics Pty Ltd

Upon completion of construction, we will have a fully operational 18,000 square feet R&D laboratory with cGMP manufacturing capabilities Facility will be ready for move - in with its certificate of occupancy next month We expect that the cGMP plant will be capable of manufacturing any of the NanoViricides drug candidates in quantities needed for initial human clinical trials Highly customizable cGMP facility can process injectables, oral liquids, skin creams and lotions, optical solutions, etc. in an aseptic fashion for bulk drug manufacture Final fill and finish of the bulk drug will be subcontracted out for the initial human clinical trials 15 Manufacturing Capability

16 Manufacturing Capability

17 Manufacturing Capability

18 Manufacturing Capability

Quarterly operating expenses: $1.75 million (from recent 10Q) ~$36 million in cash and equivalents Avg. trading volume: >425,000 shares per day YTD Market capitalization: ~$190 million Shares outstanding: ~54 million NYSE mkt 1 9 Financial Overview

Product Pipeline

Disease & Indication	Drug Candidate	In Vitro Development	Efficacy-Animals	IND-Enabling Studies	Human Clinical Trials
Primary Programs					
Hospitalized Patients; All Influenzas	**Injectable FluCide™**				Pandemic, Epidemic, Seasonal, Bird Flu
Out-Patients; All Influenzas	**Oral FluCide™**				Pandemic, Epidemic, Seasonal, Bird Flu
All Dengue Viruses Dengue Hemorrhagic Fever	**DengueCide™**				Type I, II, III, IV
HIV-I, HIV/AIDS	**HIVCide™**				
Eye Viral Diseases EKC & Ocular Herpes	**EKC-Cide™ HerpeCide™**				
Herpes genital lesions, cold sores	**HerpeCide™**				HSV-I, HSV-II, Zoster/ Shingles?
Biodefense & Neglected Diseases					
Rabies					
Ebola/Marburg					

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21 > $50 Billion Global Market Disease / Virus $Billions,   estimate HIV/AIDS $ 25 B Influenzas $ 25 B Eye Drops Antiviral $ 1 - 5 B Herpes “ Cold Sores ” Skin Cream & Gel $ 10 B Hepatitis C $ 25 B Dengue, Rabies, other NTD ’ s (combined) $ 1 - 5 B Ebola/Marburg/VHF (combined) $ 1 B

22 Programs to support accelerated drug approvals or unlicensed use Both the US and EU have initiated programs to support rapid approval or unlicensed use of drugs for seriously ill individuals. Information about these programs are found on the next two slides

23 Breakthrough Drug Approval in the US To support a breakthrough drug approval, the preliminary clinical evidence (Phase I, IIa) must show that the drug may demonstrate substantial improvement over available therapy on one or more significant endpoints Phase I= 25 health individuals given increasing doses of the drug Phase IIa=25 healthy individuals infected with the seasonal flu virus, admitted, isolated and treated

24 Use of unapproved medications in the EU the “ specials ” program “ Compassionate use ” or “ expanded use ” programs allow medicinal products that are not authorized, but are in the development process, to be made available to patients in the EU with a severe disease who have no other satisfactory treatment available to them.

25 Risk Factors - Technology Is it Safe? Yes. Whenever we engage into first animal efficacy study, we test safety of that drug candidate. Safety is built into the composition and design of the nanomicelle itself. Besides, we design the antiviral ligands, as well as nanoviricide construction chemistries, using a special methodology focused on pharmacological safety. Does it Work? Yes. FluCide has demonstrated unparalleled 1,000 - fold virus reduction when oseltamivir (Tamiflu® ) in the same study showed only 2 - fold virus reduction. DengueCide has demonstrated an unmatched 50% animal survival in a special model of DHF. HIVCide has demonstrated effectiveness equal to a triple - drug HAART cocktail, and continued to exhibit viral load suppression even 3 weeks after treatment was stopped. Any Evidence of Toxicity? No evidence of toxicity observed to date, in any of our drug development programs. FluCide was well tolerated even at the maximum feasible dose in a non - GLP study. See our press release “ NanoViricides, Inc. Reports Excellent Safety Profile of Its Broad - Spectrum anti - Influenza Drug Candidate, FluCide™, in a Non - GLP Study ” (Dec. 02, 2013). Any Evidence of Resistance? No resistant mutants were observable so far in any of our studies. Resistance is highly unlikely because no matter how much the virus changes, it binds to the same receptor site. We design ligands as receptor - mimics, copying these invariant features. However, our studies were not designed to specifically look at resistance. Potential FDA Concerns? We believe that there should be no regulatory concerns. FDA is concerned with Safety, Efficacy, and Reproducibility of the Drug Product. We have developed proprietary technologies to ensure reproducible manufacture of our drugs, and continue to refine these processes as we advance towards an IND filing.

26 Risk Factors - Corporate Capital Risk • NanoViricides has $36M in cash and equivalents (Mar 31), and spends about $7M cash per year. • We believe we have sufficient cash reserves to take FluCide and possibly DengueCide through initial human clinical trials. • Our drug development costs have been substantially lower than industry standards so far because of our rapid drug development platform technology. Personnel Risk • We believe we are global pioneers and experts in developing novel, specifically targeted, nanomedicine drug technologies. • We rely on collaborators for regulatory affairs as well as biological (in vitro and in vivo) testing of our drug candidates. • Many of our collaborators for regulatory affairs have been US FDA officers. • Our personnel and associates have taken several drugs from preclinical development into drug approval, including three blockbusters. Competitive Risks • We believe we offer some of the very few anti - viral drugs against which viral resistance is highly unlikely, a highly sought - after characteristic. • We have 6 blockbuster - capable drugs in our pipeline. All of our disease - target areas are highly competitive, with many pharmaceutical companies in the field. • We believe we have seen substantially superior efficacies compared to standard - of - care in these six drug programs. • We believe we have very strong patent protection. We believe that our manufacturing processes have proprietary technologies that are hard to copy. • At present, NanoViricides, Inc. is the only company that enables destruction of virus particles in circulation (other than neutralizing antibodies, which tend to be highly specific with resistance appearing rapidly). • We believe that our mechanism of action as compared to the rest of the antiviral drugs provides a strong competitive as well as collaborative edge.

2013 Milestones  Completed non - GLP toxicology studies for FluCide™, with excellent safety demonstration  Production Scale - up and characterization studies for FluCide™ progressing satisfactorily  Signed NDA with Lovelace Respiratory Research Institute in preparation for formal contracts.  Signed NDA with Public Health England (PHE) in preparation of a formal contract for the Middle East MERS Corona virus (60% mortality) study  HerpeCide™ drug candidate optimization in vitro studies continued successfully  HivCide™ drug candidate improvement studies continued, a potential “ functional cure ”  Awarded orphan drug designation by both the FDA and the European Medicines Agency (EMA). The EMA encompasses all 27 countries within the European Union  Began construction of the cGMP plant  Listed on to NYSE (MKT) in mid - September 27 Goals and Milestones 2014 Goals Initiate FluCide™ GLP safety/toxicology studies towards IND Conduct FluCide™ Efficacy studies in multiple subtypes of Influenza A as needed for IND Complete new pilot cGMP manufacturing plant Set up cGMP manufacturing operations for FluCide Continue development of DengueCide, oral FluCide, HerpeCide, HIVCide, and other drug candidates Initiate FluCide™ human clinical trials (possible by Q1/Q2 2015) Note: The activities described above have a strong dependence on factors outside the Company ’ s control. In addition, the Company does not presently have all the personnel or facilities needed for conducting these projects. Hiring and training, bringing equipment online, as well as the planned move to the new facilities may cause significant delays. In addition, the program costs may be substantially greater than the Company anticipates. The Company may adjust its priorities due to such constraints resulting in delays in accomplishments.

In Summary

- Leveraging patented technology to rapidly create powerful new drugs that have the ability to destroy most all viruses in and on the body.

- Preclinical stage products addressing very large markets (>$40B)
  - Influenza (seasonal, H1N1, H7N9, etc.) - Injectable drug
  - Influenza (seasonal, H1N1, H7N9, etc.) - Oral drug
  - Dengue Hemorrhagic Fever
  - HIV/AIDS
  - Herpes, genital, oral - cream and lotion formulations
  - Eye Viral Diseases (adenovirus-caused EKC and Herpes Keratitis) gels and eyedrops

- cGMP pilot manufacturing facility near completion
- FDA and EMA grant orphan drug designation for DengueCide™
- First pre-IND meeting with the FDA for FluCide has already been held
- Sufficient cash to support initial clinical trials for FluCide™ and DengueCide™

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